Press Release

SANTANDER BANCORP REPORTS EARNINGS

FOR THE FIRST QUARTER OF 2006

  Santander BanCorp acquired substantially all the assets and business operations in Puerto Rico of Island Finance on February 28, 2006.

  Net interest income grew by $7.2 million or 12.9% compared to the first quarter of 2005.

  Net interest margin on a tax equivalent basis improved 15 basis points to 3.27% for the quarter ended March 31, 2006 from 3.12% for the quarter ended March 31, 2005.

  Net income for the quarter ended March 31, 2006 reached $13.4 million, or $0.29 per share, compared to net income of $25.9 million, or $0.56 per share reported for the first quarter of 2005. This difference is mainly due to gains on sale of securities net of loss on extinguishment of debt, recorded in the first quarter of 2005 of over $10.1 million.

  Net income before income taxes for the quarter ended March 31, 2006 amounted to $22.0 million compared to net income before income taxes of $33.1 million for the same quarter of 2005.

  Net loans, including loans held for sale, reached $6.7 billion as of March 31, 2006, an increase of 16.8% when compared to net loans as of March 31, 2005.

  Total assets reached $9.2 billion as of March 31, 2006, an 8.8% increment over total assets of $8.4 billion as of March 31, 2005.

  As of March 31, 2006, the allowance for loan losses to non-performing loans improved to 81.14% an increase of 331 basis points from 77.83% as of March 31, 2005.

  The common stock dividend for the first quarter of 2006 was $0.16 resulting in a current annualized dividend yield of 2.52%.

San Juan, Puerto Rico, May 11, 2006 - Santander BanCorp (NYSE: SBP; LATIBEX: XSBP) ("the Corporation"), reported today its unaudited financial results for the quarter ended March 31, 2006. Net income for the first quarter of 2006 reached $13.4 million, compared to net income of $25.9 million reported during the first quarter of 2005. The decrease in net income for the quarter ended March 31, 2006 compared to the same period in 2005 was principally due to lower non-interest income. The decrease in non-interest income was mainly due to a decrease in gain on sale of securities of $17.0 million net of a loss on extinguishment of debt $6.7 million. The Corporation's Report on Form 10-Q with respect to the first quarter of 2006 has been delayed and is expected to be filed by May 15, 2006.

During the first quarter of 2006 the Corporation acquired substantially all the assets and business operations in Puerto Rico of Island Finance for $742 million. The Island Finance operation was acquired by Santander Financial Services, Inc. ("Santander Financial") a 100% owned subsidiary of the Corporation. In connection with this transaction the Corporation entered into a $725 million loan agreement with a subsidiary of its parent company. The loan bears interest at an annual rate of 4.965%, payable semiannually and matures on August 28, 2006. The Corporation also completed the private placement of $125 million Trust Preferred Securities ("Preferred Securities") and issued Junior Subordinated Debentures in the aggregate principal amount of $129 million in connection with the issuance of the Preferred Securities. The Preferred Securities are fully and unconditionally guaranteed (to the extent described in the guarantee agreement between the Corporation and the guarantee trustee, for the benefit of the holders from time to time of the Preferred Securities) by the Corporation. The Trust Preferred Securities were acquired by an affiliate of the Corporation. In connection with the issuance of the Preferred Securities, the Company issued an aggregate principal amount of $129,000,000 of its 7.00% Junior Subordinated Debentures, Series A, due July 1, 2037.

As a result of this transaction the Corporation increased its presence throughout Puerto Rico to 133 branches due to Island Finance's extensive branch network, and also diversified and increased its loan portfolio, consumer client base to over 300,000 and improved its net interest margin.

The table below includes certain financial information of Santander Financial as of and for the period ended March 31, 2006 (one month of operations) and balances acquired as of February 28, 2006.

During the first quarter of 2006 the Corporation restated its financial information for each of the four years in the period ended December 31, 2004. All financial information included herein as of and for the quarter ended March 31, 2005 has also been restated to conform to current period presentation. The cumulative effect of all the restatement adjustment is a reduction of common stockholder's equity as of March 31, 2005 of $2.3 million or 0.41%. For the first quarter of 2005 the restatement adjustment resulted in an increase in net income of $0.4 million.

Net income for the quarter ended March 31, 2006 was $13.4 million or $0.29 per common share compared to net income for the quarter ended March 31, 2005 of $25.9 million or $0.56 per common share. Annualized Return on Average Common Equity (ROE) and Return on Average Assets (ROA) were 10.07% and 0.65%, respectively, for the quarter ended March 31, 2006, compared to 18.34% and 1.27%, respectively, for the first quarter of 2005. Net income before income taxes for the quarter ended March 31, 2006 amounted to $22.0 million, reflecting decrease of $11.2 million or 33.8% over net income before income taxes of $33.1 million for the same quarter of 2005. The provision for income tax amounted to $8.6 million and $7.2 million for the first quarter of 2006 and 2005, respectively, increasing the effective tax rate for the first quarter of 2006 to 39.2% from 21.8% for the same quarter of 2005. The increase in the provision for income tax during 2006 was due to a change in the composition of the Corporation's taxable and tax-exempt assets over those periods. Additionally, during the third quarter of 2005, the Legislature of Puerto Rico approved a temporary, two-year surtax of 2.5% for corporations effective for taxable years beginning after December 31, 2004, which increased the maximum marginal tax rate from 39% to 41.5%.

The Efficiency Ratio1 for the quarters ended March 31, 2006 and 2005 was 65.51% and 61.86%, respectively.

Income Statement

The $12.6 million or 48.5% reduction in net income for the quarter ended March 31, 2006 compared to the same period in 2005 was principally due to a decrease of $13.2 million in non interest income, increases of $4.3 million in operating expenses mainly from Island Finance operations, $1.4 million in income tax expense and $0.8 million in the provision for loan losses. These changes were partially offset by an increase in net interest income of $7.2 million mainly due to the acquisition of Island Finance.

Net interest margin for the first quarter of 2006 was 3.27% compared with 3.12% for the first quarter of 2005. This increase of 15 basis points in net interest margin1 was mainly due to an increase of 130 basis points in the yield on average interest earning assets primarily as a result of the acquisition of the assets of Island Finance on February 28, 2006. There was also an increase of 128 basis points in the average cost of interest bearing liabilities. Excluding the Island Finance operation, net interest margin2 for the first quarter of 2006 is 2.93%. Interest income2 increased $28.7 million or 27.1% during the first quarter of 2006 compared to the same period in 2005, while interest expense also increased $24.0 million or 53.0%. Compared to net interest margin2 of 3.16% for the consecutive quarter ended December 31, 2005 there was an increase of 11 basis points. However, net interest margin for the fourth quarter of 2005 includes a $6.0 million termination penalty from a commercial loan, secured by mortgage notes, to an unrelated financial institution which was repaid in November 2005. Excluding this termination penalty, the net interest margin2 for the fourth quarter of 2005 would have been 2.86%. Compared to net interest margin2 of 2.93% for the first quarter of 2006 (excluding the Island Finance acquisition), there was an increase of 7 basis points.

For the first quarter of 2006 average interest earning assets increased $198.7 million or 2.52% and average interest bearing liabilities increased $256.2 million or 3.75% compared to the same period in 2005. The increment in average interest earning assets compared to the first quarter of 2005 was driven by an increase in average net loans of $671.7 million, which was partially offset by a decrease in average investment securities of $370.4 million and in average interest bearing deposits of $102.6 million. The increase in average net loans was due to an increase of $633.1 million or 41.00% in average mortgage loans as a result of the Corporation's continued emphasis of growing this portfolio. There was also an increase of $329.9 million or 71.00% in the average consumer loan portfolio as a result of the acquisition of Island Finance. These increases were partially offset by a decrease in the commercial loan portfolio of $331.8 million or 10.24%. The reduction in investment securities is mainly attributed to the sale of $785 million of securities during March 2005 resulting in a decline in the yield on investment securities of 58 basis points from 5.19% for the quarter ended March 31, 2005 to 4.61% for the quarter ended March 31, 2006. The above mentioned sale generated a gain of $16.9 million during the first quarter of 2005 that was partially offset by a loss of $6.7 million on the extinguishment of certain term repo transactions that were funding part of the securities sold.

The increase in average interest bearing liabilities of $256.2 million was driven by an increase in average time deposits of $514.2 million, partially offset by a decrease in average borrowings of $356.0 million as compared to the quarter ended March 31, 2005.

The provision for loan losses increased $0.8 million or 12.5% from $6.7 million for the quarter ended March 31, 2005 to $7.5 million for the first quarter in 2006. The increase in the provision for loan losses was due to a 21.6% increase in past-due loans (non-performing loans and accruing loans past-due 90 days or more) which reached $108.1 million as of March 31, 2006, from $88.9 million as of March 31, 2005, and $76.7 million as of December 31, 2005. Non-performing loans were $74.3 million as of March 31, 2006 a reduction of $10.5 million compared to non-performing loans as March 31, 2005. The Island Finance portfolio reflected past-due loans of $29.6 million as of March 31, 2006.

For the quarter ended March 31, 2006, other income reached $25.9 million compared to $39.1 million reported for the same period in 2005. This $13.2 million or 33.8% decrease in other income was mainly due to a decrease in gain on sale of securities of $17.0 million net of a loss on extinguishment of debt $6.7 million. There was also a decrease of $5.3 million in other income, resulting mainly from reductions of $3.6 million on derivatives gains and $1.1 million in the recognition of mortgage servicing rights and an increase in the loss on valuation of mortgage loans available for sale in 2006 of $0.6 million. These reductions in non-interest income were partially offset by an increase in broker-dealer, asset management and insurance fees of $2.5 million which represents an increase of 20% when compared to amounts reported for the same period in 2005. Insurance commissions increased $0.8 million, or 57.6%, during the first quarter of 2006 to $2.2 million from $1.4 million for the same period in 2005. This increase was due to the increase in the volume of business generated by the Island Finance operation.

For the quarters ended March 31, 2006 and 2005, the Efficiency Ratio2 was 65.51% and 61.86%, respectively. This increase was mainly the result of higher operating expenses during the first quarter of 2006 resulting from the operations of Island Finance business.

Operating expenses increased $4.3 million or 7.9% from $55.4 million for the quarter ended March 31, 2005 to $59.7 million for the quarter ended March 31, 2006. This increase was due primarily to the Island Finance operation which reflected operating expenses of $5.1 million for the quarter ended March 31, 2006. During the first quarter of 2006 there were increases in salaries and employee benefits of $2.4 million together with an increase in other operating expenses of $2.0 million. Island Finance salaries and employee benefits were $2.7 million and other operating expenses were $2.4 million. Excluding Island Finance expenses, operating expenses reflected a decrease of $0.8 million or 1.4%.

Balance Sheet

Total assets as of March 31, 2006 increased $739.0 million or 8.8% to $9.2 billion compared to $8.4 billion as of March 31, 2005, and $881.6 million or 10.7% compared to total assets of $8.3 billion as of December 31, 2005. As of March 31, 2006, there was an increase of $957.6 million in net loans, including loans held for sale (further explained below) compared to March 31, 2005 balances and $713.4 million compared to December 31, 2005 balances. The investment securities portfolio decreased $237.5 million, from $1.8 billion as of March 31, 2005 to $1.6 billion as of March 31, 2006.

The net loan portfolio, including loans held for sale, reflected an increase of 16.8% or $957.6 million, reaching $6.7 billion at March 31, 2006, compared to the figures reported as of March 31, 2005. Compared to December 31, 2005, the net loan portfolio grew by $713.4 million or 12.0% from $6.0 billion. The mortgage loan portfolio at March 31, 2006 grew $665.7 million or 41.2% compared to March 31, 2005 and $132.3 million or 6.2% compared to December 31, 2005. Mortgage loans3 originated during the first quarter of 2006 reached $183.2 million. The consumer loan portfolio also reflected growth of $669.1 million or 141.7%, as of March 31, 2006, compared to March 31, 2005 due primarily to the acquisition of Island Finance. Compared to December 31, 2005 the consumer loan portfolio reflected an increase of $574.0 million or 101.2%.

Deposits at March 31, 2006 reflected an increase of 1.0%, compared to deposits of $5.3 billion as of March 31, 2005 and 2.5%, compared to deposits of $5.2 billion as of December 31, 2005, respectively. Total borrowings at March 31, 2006 (comprised of federal funds purchased and other borrowings, securities sold under agreements to repurchase, commercial paper issued, and term and capital notes) increased $565.7 million or 24.2% and $687.0 million or 31.1%, compared to borrowings at March 31, 2005 and December 31, 2005, respectively.

Financial Strength

Non-performing loans to total loans as of March 31, 2006 was 1.10%, a 39 basis point and 12 basis point improvement compared to the reported 1.49% as of March 31, 2005, and 1.22% reported as of December 31, 2005, respectively. Non-performing loans at March 31, 2006 amounted to $74.3 million, a 12.4% reduction compared to $84.9 million as of March 31, 2005, and a 0.9% increment compared to $73.7 million as of December 31, 2005. Past-due loans (non-performing loans and accruing loans past-due 90 days or more) reached $108.1 million as of March 31, 2006, from $88.9 million as of March 31, 2005, and $76.7 million as of December 31, 2005. Accruing loans past-due 90 days or more were $33.8 million as of March 31, 2006 compared to $4.1 million as of March 31, 2005. This increment is due to the inclusion of $29.6 million past-due loans of Island Finance. Island Finance past-due loans are classified as "Accruing loans past-due 90 days or more" because those loans acquired pursuant to the Asset Purchase Agreement on February 28, 2006 are subject to a guarantee by Wells Fargo of up to $21.0 million (maximum reimbursement amount) for net losses in excess of $34 million, occurring on or prior to the 15 month anniversary of the acquisition. If the Corporation does not incur net losses in excess of $34 million prior to the 15 month anniversary then the guarantee would be up to $7 million for net losses incurred in excess of $34 million prior to the 18 month anniversary.

The annualized ratio of net charge-offs to average loans for the quarter ended March 31, 2006 improved 20 basis points to 0.29% from 0.49% reported for the quarter ended March 31, 2005.

The allowance for loan losses to total non-performing loans and accruing loans past-due 90 days or more at March 31, 2006 improved to 81.14% compared to 77.83% at March 31, 2005. This ratio was 87.17% at December 31, 2005. Excluding non-performing mortgage loans3 (for which the Company has historically had a minimal loss experience) this ratio is 302.3% at March 31, 2006 compared to 160.7% as of March 31, 2005 and 235.5% as of December 31, 2005. The allowance for loan losses represents 1.30% of total loans as of March 31, 2006, a 10 basis point improvement over 1.20% reported as of March 31, 2005 and a 19 basis point improvement over the 1.11% reported as of December 31, 2005. The allowance for loan losses to total loans excluding mortgage loans as of March 31, 2006 was 1.96% compared to 1.66% at March 31, 2005 and 1.73% at December 31, 2005.

As of March 31, 2006, total capital to risk-adjusted assets (BIS ratio) reached 10.62% and Tier I capital to risk-adjusted assets and leverage ratios were 7.60% and 6.11%, respectively.

Customer Financial Assets Under Control

As of March 31, 2006, the Company had $13.2 billion in Customer Financial Assets Under Control, which represents a 1.7% or $218 million increase over balances as of December 31, 2005. Customer Financial Assets Under Control include bank deposits (excluding brokered deposits), broker-dealer customer accounts, mutual fund assets managed, and trust, institutional and private accounts under management.

Shareholder Value

During the quarter ended March 31, 2006, Santander BanCorp declared a cash dividend of 16 cents per common share, resulting in a current annualized dividend yield of 2.52%. Market capitalization reached approximately $1.2 billion (including affiliated holdings) as of March 31, 2006.

There were no stock repurchases during 2006 and 2005 under the Stock Repurchase Program. As of March 31, 2006, the Company had acquired, as treasury stock, a total of 4,011,260 shares of common stock, amounting to $67.6 million.

Institutional Background

Santander BanCorp is a publicly held financial holding company that is traded on the New York Stock Exchange (SBP) and on Latibex (Madrid Stock Exchange) (XSBP). 91% of the outstanding common stock of Santander BanCorp is owned by Banco Santander Central Hispano, S.A (Santander). The Company has four wholly owned subsidiaries, Banco Santander Puerto Rico, Santander Securities Corporation, Santander Financial Services and Santander Insurance Agency. Banco Santander Puerto Rico has been operating in Puerto Rico for nearly three decades. It offers a full array of services through 63 branches in the areas of commercial, mortgage and consumer banking, supported by a team of over 1,400 employees. Santander Securities offers securities brokerage services and provides portfolio management services through its wholly owned subsidiary Santander Asset Management Corporation. Santander Financial Services offers consumer finance products through its network of 70 branches throughout the Island. Santander Insurance Agency offers life, health and disability coverage as a corporate agent and also operates as a general agent. For more information, visit the Company's website at www.santandernet.com.

Santander (SAN.MC, STD.N) is the largest bank in the Euro Zone by market capitalization and one of the largest worldwide. Founded in 1857, Santander has US$986,476 million in assets and US$1,180 billion in managed funds, 66 million customers, 10,300 offices and a presence in 40 countries. It is the largest financial group in Spain and Latin America, and is a major player elsewhere in Europe, including the United Kingdom through its Abbey subsidiary and Portugal, where it is the third largest banking group. Through Santander Consumer it also operates a leading consumer finance franchise in Germany, Italy, Spain and nine other European countries. In the first quarter of 2006, Santander recorded US$1,794 million in net attributable profits, 26% more than in the same period of the previous year.

 In Latin America, Santander manages over US$200 billion in banking business volumes (loans, deposits, mutual funds, and pension funds) through 4,170 offices. In the first quarter of 2006, Santander recorded in Latin America US$743 million in net attributable income, 35% higher that in the prior year.

 For more information contact:

María Calero (787) 777-4437

Evelyn Vega (787) 777-4546

This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industry in which the Company operates, its beliefs and its management's assumptions.  Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the Company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

On a tax-equivalent basis.

2 On a tax equivalent basis, excluding gains on sales of securities, loss on extinguishment of debt during 2005, and gain on the sale of a building during 2004.

3 Mortgage loans include residential mortgages, commercial loans with real estate collateral, consumer loans with real estate collateral. They exclude construction loans.

Contact information: Evelyn Vega 787-777-4546 / María Calero 787 -777-4437